                                                                Exhibit 17(a)

                                   PROSPECTUS

 [LOGO]        MERRILL LYNCH Investment Managers


                       Merrill Lynch Large Cap Series Funds, Inc.
                       Merrill Lynch Large Cap Growth Fund
                       Merrill Lynch Large Cap Value Fund
                       Merrill Lynch Large Cap Core Fund


                                                                January 14, 2002

   THIS PROSPECTUS CONTAINS INFORMATION YOU SHOULD KNOW BEFORE INVESTING, INCLUDING INFORMATION ABOUT RISKS. PLEASE READ IT BEFORE YOU INVEST AND KEEP IT FOR FUTURE REFERENCE.

   THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                TABLE OF CONTENTS

                                                                        PAGE
      [ICON] KEY FACTS
===============================================================================
             Merrill Lynch Large Cap Series Funds at a Glance           3
             Risk/Return Bar Charts                                     5
             Fees and Expenses                                          8

      [ICON] DETAILS ABOUT THE FUNDS
===============================================================================
             How the Funds Invest                                       12
             Investment Risks                                           14

      [ICON] YOUR ACCOUNT
===============================================================================
             Merrill Lynch Select Pricing(SM) System                    17
             How to Buy, Sell, Transfer and Exchange Shares             23
             Participation in Fee-Based Programs                        28

      [ICON] MANAGEMENT OF THE FUNDS
===============================================================================

             Fund Asset Management                                      30
             Master Feeder Structure                                    30

      [ICON] FOR MORE INFORMATION
===============================================================================
             Shareholder Reports                                   Back Cover
             Statement of Additional Information                   Back Cover


                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                  2

KEY FACTS   [ICON]

In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this prospectus in the sidebar.

EQUITY SECURITIES -- common stock or securities whose price is linked to the value of common stock.

LARGE CAP COMPANIES -- companies that are included in the Russell 1000(R) Index. This definition of large cap companies may be changed in response to changes in the markets.

COMMON STOCK -- securities representing shares of ownership of a corporation.

RUSSELL 1000(R) INDEX -- an index that measures the performance of the 1,000 largest companies in the Russell 3000(R) Index, which represents approximately 92% of the total market capitalization of the Russell 3000(R) Index.

RUSSELL 1000(R) GROWTH INDEX -- a subset of the Russell 1000(R) Index that consists of those Russell 1000(R) securities with greater than average growth orientation.

RUSSELL 1000(R) VALUE INDEX -- a subset of the Russell 1000(R) Index that consists of those Russell 1000(R) securities with lower price to book ratios and lower forecasted growth value.

MERRILL LYNCH LARGE CAP SERIES FUNDS AT A GLANCE
--------------------------------------------------------------------------------
What are the Funds' investment objectives?


Merrill Lynch Large Cap Series Funds, Inc. is an open end series type mutual fund that consists of three separate Funds, each of which issues its own shares:

     -     Merrill Lynch Large Cap Growth Fund
     -     Merrill Lynch Large Cap Value Fund
     -     Merrill Lynch Large Cap Core Fund

The investment objective of each Fund is long term capital growth. In other words, each Fund tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.


What are the Funds' main investment strategies?

Each Fund invests primarily in a diversified portfolio of EQUITY SECURITIES of LARGE CAP COMPANIES located in the United States. The Large Cap Growth Fund will invest primarily in equity securities that the Investment Adviser believes have good prospects for earnings growth. The Large Cap Value Fund will invest primarily in equity securities that the Investment Adviser believes are undervalued. The Large Cap Core Fund will use an investment approach that blends growth and value.

A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Funds' evaluation of the prospects for a company's industry or market sector is an important factor in evaluating a particular company's earnings prospects. A company's stock is considered to be undervalued when its price is less than what the Investment Adviser believes it is worth. The Funds cannot guarantee that they will achieve their objectives.

The Investment Adviser uses quantitative models that employ various factors to look for companies that, in its opinion, are consistent with the investment strategy of each individual Fund. Each Fund seeks to achieve its objective by investing primarily in COMMON STOCK of companies the Investment Adviser selects from among those included in the RUSSELL 1000(R) INDEX. Each Fund's benchmark index is as follows:

                 MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

      FUND                                            APPLICABLE INDEX
--------------------------------------------------------------------------------
  Large Cap Growth Fund                            Russell 1000(R) Growth Index
--------------------------------------------------------------------------------
  Large Cap Value Fund                             Russell 1000(R) Value Index
--------------------------------------------------------------------------------
  Large Cap Core Fund                              Russell 1000(R) Index
--------------------------------------------------------------------------------

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                  3

[ICON]  KEY FACTS

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Each Fund is a "feeder" fund that invests all of its assets in a corresponding "master" portfolio (each, a "Portfolio") of the Master Large Cap Series Trust (the "Trust"), a mutual fund that has the same objectives as the Fund. All investments will be made at the Trust level. This structure is sometimes called a "master/feeder" structure. Each Fund's investment results will correspond directly to the investment results of the Portfolio in which it invests. For simplicity, this Prospectus uses the term "Fund" to include the Portfolio in which a Fund invests.

What are the main risks of investing in the Funds?

As with any fund, the value of a Fund's investments -- and therefore the value of Fund shares -- may fluctuate. These changes may occur because a particular stock market in which a Fund invests is rising or falling. Also, Fund management may select securities that underperform the stock market, the relevant indices or other funds with similar investment objectives and investment strategies. Since foreign markets may differ significantly from U.S. markets in terms of both economic conditions and government regulation, investment in foreign securities involves special risks. If the value of your Fund's investments goes down, you may lose money.

Who should invest?

A Fund may be an appropriate investment for you if you:

       - Are investing with long term goals in mind, such as retirement or funding a child's education

       -      Want a professionally managed and diversified portfolio

       - Are willing to accept the risk that the value of your investment may decline in order to seek long term capital growth

       -      Are not looking for a significant amount of current income

4                     MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

RISK/RETURN BAR CHARTS
--------------------------------------------------------------------------------

The bar charts and tables shown below provide an indication of the risks of investing in each Fund. The bar charts show changes in each Fund's performance for Class B shares for each complete calendar year since the Fund's inception. Sales charges are not reflected in the bar charts. If these amounts were reflected, returns would be less than those shown. The tables compare the average annual total returns for each class of each Fund's shares for the periods shown with those of the applicable Russell 1000(R) Index. How each Fund performed in the past is not necessarily an indication of how the Fund will perform in the future.


                       MERRILL LYNCH LARGE CAP GROWTH FUND

                                  [BAR GRAPH]

During the period shown in the bar chart, the highest return for a quarter was 22.14% (quarter ended March 31, 2000) and the lowest return for a quarter was -23.58% (quarter ended December 31, 2000).


AVERAGE ANNUAL TOTAL RETURNS                                               PAST          SINCE
(AS OF DECEMBER 31, 2001)                                                ONE YEAR       INCEPTION
--------------------------------------------------------------------------------------------------

   Merrill Lynch Large Cap Growth Fund*                 Class A           -14.97%         -11.59 +
   Russell 1000(R) Growth Index                                          -20.42 %         -21.43 %++
   Merrill Lynch Large Cap Growth Fund*                 Class B          -14.69 %        -11.44 %+
   Russell 1000(R) Growth Index                                          -20.42 %        -21.43 %++
   Merrill Lynch Large Cap Growth Fund*                 Class C          -12.04 %        -10.15 %+
   Russell 1000(R) Growth Index                                          -20.42 %        -21.43 %++
   Merrill Lynch Large Cap Growth Fund*                 Class D          -15.11 %        -11.81 %+
   Russell 1000(R) Growth Index                                          -20.42 %        -21.43 %++
--------------------------------------------------------------------------------------------------


  *   Includes all applicable fees and sales charges.

  +   Inception date is December 22, 1999.

 ++   Since December 31, 1999.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                  5

[ICON]  KEY FACTS
                       MERRILL LYNCH LARGE CAP VALUE FUND

                                  [BAR CHART]



During the period shown in the bar chart, the highest return for a quarter was 8.19% (quarter ended September 30, 2000) and the lowest return for a quarter was -9.37% (quarter ended September 30, 2001).

AVERAGE ANNUAL TOTAL RETURNS                        PAST            SINCE
(AS OF DECEMBER 31, 2001)                         ONE YEAR         INCEPTION
--------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund*    Class A     -5.41%          4.62 %+
Russell 1000(R) Value Index                        -5.59%          0.52%++
Merrill Lynch Large Cap Value Fund*    Class B     -5.09%          4.96%+
Russell 1000(R) Value Index                        -5.59%          0.52%++
Merrill Lynch Large Cap Value Fund*    Class C     -2.12%          6.37%+
Russell 1000(R) Value Index                        -5.59%          0.52%++
Merrill Lynch Large Cap Value Fund*    Class D     -5.66%          4.34%+
Russell 1000(R) Value Index                        -5.59%          0.52%++
--------------------------------------------------------------------------------



*   Includes all applicable fees and sales charges.

+   Inception date is December 22, 1999.

++  Since December 31, 1999.

6               MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

                                  [BAR CHART]


                        MERRILL LYNCH LARGE CAP CORE FUND

During the period shown in the bar chart, the highest return for a quarter was 15.45% (quarter ended March 31, 2000) and the lowest return for a quarter was -12.73% (quarter ended December 31, 2000).

AVERAGE ANNUAL TOTAL RETURNS                                      PAST        SINCE
(AS OF DECEMBER 31, 2001)                                       ONE YEAR      INCEPTION
------------------------------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund*                Class A        -9.96%       -2.94%+
Russell 1000(R) Index                                           -12.45%      -10.15%++
Merrill Lynch Large Cap Core Fund*                Class B        -9.96%      -2.81%+
Russell 1000(R) Index                                           -12.45%     -10.15%++
Merrill Lynch Large Cap Core Fund*                Class C        -6.84%       -1.34%+
Russell 1000(R) Index                                           -12.45%     -10.15%++
Merrill Lynch Large Cap Core Fund*                Class D       -10.16%       -3.19%+
Russell 1000(R) Index                                           -12.45%      -10.15%++



 *   Includes all applicable fees and sales charges.

 +   Inception date is December 22, 1999.

 ++  Since December 31, 1999.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                  7

[ICON]  KEY FACTS

UNDERSTANDING
EXPENSES

Fund investors pay various expenses, either directly or indirectly. Listed below are some of the main types of expenses, which the Funds may charge:

EXPENSES  PAID DIRECTLY BY THE SHAREHOLDER:

SHAREHOLDER FEES -- these fees include sales charges, which you may pay when you buy or sell shares of a Fund.


EXPENSES PAID INDIRECTLY BY THE SHAREHOLDER:

ANNUAL FUND OPERATING EXPENSES -- expenses that cover the costs of operating a Fund.

MANAGEMENT FEE -- a fee paid to the Investment Adviser for managing a Fund.


DISTRIBUTION FEES -- fees used to support a Fund's marketing and distribution efforts, such as compensating financial advisors and other financial intermediaries, advertising and promotion.


SERVICE (ACCOUNT MAINTENANCE) FEES -- fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.

ADMINISTRATIVE FEE -- a fee paid to the Investment Adviser for providing administrative services to a Fund.


FEES AND EXPENSES

Each Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your Merrill Lynch Financial Advisor or other financial intermediary can help you with this decision.


The following tables show the different fees and expenses that you may pay if you buy and hold the different classes of shares of each of the Funds. Future expenses may be greater or less than those indicated below.

  SHAREHOLDER FEES (fees paid directly from
  your investment)(a):                                          CLASS A    CLASS B(b)   CLASS C     CLASS D
-----------------------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) imposed on
  purchases (as a percentage of offering price)                  5.25%(c)     None       None        5.25%(c)
-----------------------------------------------------------------------------------------------------------
  Maximum Deferred Sales Charge (Load) (as a
  percentage of original purchase price or
  redemption proceeds, whichever is lower)                        None(d)     4.0%(c)    1.0%(c)     None(d)
-----------------------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) imposed on
  Dividend Reinvestments                                          None        None       None        None
-----------------------------------------------------------------------------------------------------------
  Redemption Fee                                                  None        None       None        None
-----------------------------------------------------------------------------------------------------------
  Exchange Fee                                                    None        None       None        None
-----------------------------------------------------------------------------------------------------------



Merrill Lynch Large Cap Growth Fund

  ANNUAL FUND OPERATING EXPENSES (expenses that are
  deducted from Fund assets)(e)                                 CLASS A    CLASS B(b)   CLASS C     CLASS D
-----------------------------------------------------------------------------------------------------------
  MANAGEMENT FEE(f)                                              0.50%       0.50%       0.50%        0.50%
-----------------------------------------------------------------------------------------------------------
  DISTRIBUTION AND/OR SERVICE (12b-1) FEES(g)                     None       1.00%       1.00%       0.25%
-----------------------------------------------------------------------------------------------------------
  Other Expenses (including transfer agency
  fees and ADMINISTRATIVE FEE)(h)(i)                             0.64%       0.67%       0.67%       0.63%
-----------------------------------------------------------------------------------------------------------
   Total Annual Fund Operating Expenses                          1.14%       2.17%       2.17%       1.38%
-----------------------------------------------------------------------------------------------------------



Merrill Lynch Large Cap Value Fund

  ANNUAL FUND OPERATING EXPENSES (expenses that are
  deducted from Fund assets)(e)                                 CLASS A    CLASS B(b)   CLASS C     CLASS D
-----------------------------------------------------------------------------------------------------------
  MANAGEMENT FEE(f)                                              0.50%       0.50%      0.50%       0.50%
-----------------------------------------------------------------------------------------------------------
  DISTRIBUTION AND/OR SERVICE (12B-1) FEES(g)                     None       1.00%      1.00%       0.25%
-----------------------------------------------------------------------------------------------------------
  Other Expenses (including transfer agency
  fees and ADMINISTRATIVE FEE)(h)(i)                             0.54%       0.57%      0.57%        0.54%
-----------------------------------------------------------------------------------------------------------
   Total Annual Fund Operating Expenses                          1.04%       2.07%      2.07%        1.29%
-----------------------------------------------------------------------------------------------------------


                                                        (footnotes on next page)

8                    MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Merrill Lynch Large Cap Core Fund

  ANNUAL FUND OPERATING EXPENSES (expenses that are
  deducted from Fund assets)(e)                                     CLASS A   CLASS B(b)   CLASS C   CLASS D
-----------------------------------------------------------------------------------------------------------
  MANAGEMENT FEE(f)                                                  0.50%       0.50%      0.50%     0.50%
-----------------------------------------------------------------------------------------------------------
  DISTRIBUTION AND/OR SERVICE (12b-1) FEES(g)                        None        1.00%      1.00%     0.25%
-----------------------------------------------------------------------------------------------------------
  Other Expenses (including transfer agency
  fees and ADMINISTRATIVE FEE)(h)(i)                                 0.55%       0.56%      0.57%     0.57%
-----------------------------------------------------------------------------------------------------------
   Total Annual Fund Operating Expenses                              1.05%       2.06%      2.07%     1.32%
-----------------------------------------------------------------------------------------------------------


(a) In addition, Merrill Lynch may charge a processing fee (currently $5.35) when a client buys or sells shares. See "Your Account -- How to Buy, Sell, Transfer and Exchange Shares."

(b) Class B shares automatically convert to Class D shares approximately eight years after you buy them and will no longer be subject to distribution fees.

(c)     Some investors may qualify for reductions in the sales charge (load).

(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e) For each Fund, the fees and expenses include the expenses of both the Fund and the Portfolio in which it invests.

(f)     Paid by each Portfolio.

(g) The Funds call the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares for a long time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(h) Financial Data Services, Inc., an affiliate of the Investment Adviser, provides transfer agency services to the Funds. Each Fund pays a fee for these services. The Investment Adviser or its affiliates also provide certain accounting services to the Funds and the Trust. The Funds and the Trust reimburse the Investment Adviser or its affiliates for such services.

(i) Includes administrative fees, which are payable to the Investment Adviser by each Fund at the annual rate of 0.25% of that Fund's average daily net assets.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                  9

[ICON]  KEY FACTS

EXAMPLES:

These examples are intended to help you compare the cost of investing in the Funds with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in a Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Merrill Lynch Large Cap Growth Fund

EXPENSES IF YOU DID REDEEM YOUR SHARES:*


                         1 YEAR            3 YEARS                  5 YEARS                10 YEARS
----------------------------------------------------------------------------------------------------
Class A                   $635               $868                   $1,120                  $1,838
----------------------------------------------------------------------------------------------------
Class B                   $620               $979                   $1,364                  $2,313**
----------------------------------------------------------------------------------------------------
Class C                   $320               $679                   $1,164                  $2,503
----------------------------------------------------------------------------------------------------
Class D                   $658               $939                   $1,241                  $2,095
----------------------------------------------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:*

                         1 YEAR            3 YEARS                  5 YEARS                10 YEARS
----------------------------------------------------------------------------------------------------
Class A                   $635               $868                   $1,120                  $1,838
----------------------------------------------------------------------------------------------------
Class B                   $220               $679                   $1,164                  $2,313**
----------------------------------------------------------------------------------------------------
Class C                   $220               $679                   $1,164                  $2,503
----------------------------------------------------------------------------------------------------
Class D                   $658               $939                   $1,241                  $2,095
----------------------------------------------------------------------------------------------------

                                                        (footnotes on next page)

10                       MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Merrill Lynch Large Cap Value Fund

EXPENSES IF YOU DID REDEEM YOUR SHARES:*

                            1 YEAR              3 YEARS                5 YEARS                  10 YEARS
----------------------------------------------------------------------------------------------------------
Class A                      $625                $839                  $1,069                     $1,729
----------------------------------------------------------------------------------------------------------
Class B                      $610                $949                  $1,314                     $2,208**
----------------------------------------------------------------------------------------------------------
Class C                      $310                $649                  $1,114                     $2,400
----------------------------------------------------------------------------------------------------------
Class D                      $649                $913                  $1,195                     $2,000
----------------------------------------------------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:*

                            1 YEAR              3 YEARS           5 YEARS                   10 YEARS
----------------------------------------------------------------------------------------------------------
Class A                      $625                $839              $1,069                    $1,729
----------------------------------------------------------------------------------------------------------
Class B                      $210                $649              $1,114                    $2,208**
----------------------------------------------------------------------------------------------------------
Class C                      $210                $649              $1,114                    $2,400
----------------------------------------------------------------------------------------------------------
Class D                      $649                $913              $1,195                    $2,000
----------------------------------------------------------------------------------------------------------

Merrill Lynch Large Cap Core Fund

EXPENSES IF YOU DID REDEEM YOUR SHARES:*

                            1 YEAR             3 YEARS             5 YEARS                  10 YEARS
----------------------------------------------------------------------------------------------------------
Class A                      $626                $842              $1,074                    $1,740
----------------------------------------------------------------------------------------------------------
Class B                      $609                $946              $1,308                    $2,197**
----------------------------------------------------------------------------------------------------------
Class C                      $310                $649              $1,114                    $2,400
----------------------------------------------------------------------------------------------------------
Class D                      $652                $921              $1,210                    $2,032
----------------------------------------------------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:*

                            1 YEAR              3 YEARS           5 YEARS                  10 YEARS
----------------------------------------------------------------------------------------------------------
Class A                      $626                $842              $1,074                    $1,740
----------------------------------------------------------------------------------------------------------
Class B                      $209                $646              $1,108                    $2,197**
----------------------------------------------------------------------------------------------------------
Class C                      $210                $649              $1,114                    $2,400
----------------------------------------------------------------------------------------------------------
Class D                      $652                $921              $1,210                    $2,032
----------------------------------------------------------------------------------------------------------

   * For each Fund, the expenses include the expenses of both the Fund and the Portfolio in which it invests.

  ** Assumes conversion to Class D shares approximately eight years after purchase. See note (b) to the Fees and Expenses tables above.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                 11

DETAILS ABOUT THE FUNDS   [ICON]

ABOUT THE PORTFOLIO MANAGER


Robert C. Doll, Jr. is a Senior Vice President and the Portfolio Manager of the Funds. Mr. Doll has been President of Fund Asset Management and Merrill Lynch Investment Managers, L.P. ("MLIM") since 2001, and was a Senior Vice President of both companies from 1999 to 2001. Prior to joining Fund Asset Management and MLIM, Mr. Doll was Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and an Executive Vice President thereof from 1991 to 1999.

ABOUT THE
INVESTMENT ADVISER

The Funds are managed by Fund Asset Management.

HOW THE FUNDS INVEST
--------------------------------------------------------------------------------
Each Fund's objective is long term capital growth. Each Fund tries to achieve its objective by investing primarily in a diversified portfolio of equity securities of large cap companies located in the United States.

Each Fund seeks to achieve its investment objective by investing at least 80% of its net assets in common stocks of large cap companies the Investment Adviser selects from among those that are, at the time of purchase, included in the Russell 1000(R) Index. The Investment Adviser uses a different multi-factor quantitative model to look for companies within the Russell 1000(R) Index that, in its opinion, are consistent with the investment objective of each Fund.

Each Fund will seek to outperform its benchmark:

     - The Large Cap Growth Fund -- will seek to outperform the Russell 1000(R) Growth Index by investing in equity securities that the Investment Adviser believes have above average earnings prospects. The Russell 1000(R) Growth Index (which consists of those Russell 1000(R) securities with a greater than average growth orientation) is a subset of the Russell 1000(R) Index.

     - The Large Cap Value Fund -- will seek to outperform the Russell 1000(R) Value Index by investing in equity securities that the Investment Adviser believes are selling at below normal valuations. The Russell 1000(R) Value Index, another subset of the Russell 1000(R) Index, consists of those Russell 1000(R) companies with lower price-to-book ratios and lower forecasted growth values.

     - The Large Cap Core Fund -- has a blended investment strategy that emphasizes a mix of both growth and value and will seek to outperform the Russell 1000(R) Index.

Although the Growth Fund emphasizes growth-oriented investments, the Value Fund emphasizes value-oriented investments and the Core Fund uses a blend of growth and value, there are equity investment strategies common to all three Funds. In selecting securities for a Fund's portfolio from that Fund's benchmark universe, the Investment Adviser uses a different proprietary quantitative model for each Fund. Each model employs three filters in its initial screens: earnings momentum, earnings surprise and valuation. For each Fund, the Investment Adviser looks for strong relative earnings growth, preferring internal growth and unit growth to growth resulting from a company's pricing structure. A company's stock price relative to its earnings

12                        MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

and book value is also examined -- if the Investment Adviser believes that a company is overvalued, it will not be considered as an investment for any Fund. After the initial screening is done, the Investment Adviser relies on fundamental analysis, using both internal and external research, to optimize its quantitative model to choose companies the Investment Adviser believes have strong, sustainable earnings growth with current momentum at attractive price valuations.

Because a Fund generally will not hold all the stocks in its applicable index, and because a Fund's investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the Funds are not "index" funds. In seeking to outperform the relevant benchmark, however, the Investment Adviser reviews potential investments using certain criteria that are based on the securities in the relevant index. These criteria currently include the following:

         -        Relative price to earnings and price to book ratios

         -        Weighted median market capitalization of a Fund's portfolio

         - Allocation among the economic sectors of a Fund's portfolio as compared to the applicable index

         -        Weighted individual stocks within the applicable index

These criteria are explained in detail in the Statement of Additional
Information.

Each Fund also may invest up to 10% of its assets in securities of companies organized under the laws of countries other than the United States that are traded on foreign securities exchanges or in the foreign over-the-counter markets, including securities of foreign issuers that are represented by American Depositary Receipts, or "ADRs." Securities of foreign issuers that are represented by ADRs or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are considered "foreign securities" for the purpose of the Fund's investment allocations.

Each Fund anticipates that it would generally limit its foreign securities investments to ADRs of issuers in developed countries.

Each Fund may also lend its portfolio securities. Each Fund may invest in investment grade convertible securities, preferred stocks, illiquid securities, and U.S. Government debt securities (i.e., securities that are direct obligations of the U.S. Government). There are no restrictions on the maturity of the debt securities in which a Fund may invest.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                  13

[ICON]  DETAILS ABOUT THE FUNDS

As a temporary measure for defensive purposes, each Fund may invest without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers' acceptances. These investments may affect a Fund's ability to meet its investment objective.

INVESTMENT RISKS
--------------------------------------------------------------------------------

This section contains a summary discussion of the general risks of investing in the Funds. As with any fund, there can be no guarantee that a Fund will meet its objective, or that a Fund's performance will be positive over any period of time.

Market Risk and Selection Risk -- As equity funds, the Funds' principal risks are market risk and selection risk. Market risk is the risk that the equity markets will go down in value, including the possibility that the equity markets will go down sharply and unpredictably. Selection risk is the risk that the securities that the Investment Adviser selects will underperform the stock markets, the applicable Russell 1000(R) Index or other funds with similar investment objectives and investment strategies.

The Funds also may be subject to risks associated with the following investment strategies.

Derivatives -- The Funds may use derivatives such as futures and options for hedging purposes, including anticipatory hedges and cross hedges. Hedging is a strategy in which a Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that any Fund's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Funds are not required to use hedging and may choose not to do so.

14                       MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

When Issued and Delayed Delivery Securities and Forward Commitments -- When issued and delayed delivery securities and forward commitments involve the risk that the security a Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, a Fund both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.

Borrowing and Leverage -- Each Fund may borrow for temporary emergency purposes, including to meet redemptions. Borrowing may exaggerate changes in the net asset value of a Fund's shares and in the return on a Fund's portfolio. Borrowing will cost a Fund interest expense and other fees. The costs of borrowing may reduce a Fund's return. Certain securities that the Funds buy may create leverage including, for example, derivatives, when issued securities, forward commitments and options. The use of investments that create leverage subjects a Fund to the risk that relatively small market movements may result in large changes in the value of an investment and may result in losses that greatly exceed the amount invested.

Securities Lending -- Each Fund may lend securities to financial institutions that provide government securities as collateral. Securities lending involves the risk that the borrower to which a Fund has loaned its securities may not return the securities in a timely manner or at all. As a result, a Fund may lose money and there may be a delay in recovering the loaned securities. A Fund could also lose money if it does not recover the securities and the value of the collateral falls. These events could trigger adverse tax consequences to a Fund.

Foreign Market Risks -- Each Fund may invest in companies located in countries other than the United States. This may expose each Fund to risks associated with foreign investments.

     - The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

     - The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

     - Foreign holdings may be adversely affected by foreign government action

     - International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.               15

[ICON]  DETAILS ABOUT THE FUNDS

STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

If you would like further information about the Funds, including how they invest, please see the Statement of Additional Information.



16                MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

YOUR ACCOUNT   [ICON]

MERRILL LYNCH SELECT PRICING(SM) SYSTEM
--------------------------------------------------------------------------------

Each Fund offers four classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares, you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Advisor or other financial intermediary can help you determine which share class is best suited to your personal financial goals.


For example, if you select Class A or Class D shares, you generally pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in a Fund's shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of a Fund's shares or for shareholder servicing activities.

If you select Class B or Class C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of a Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.


Each Fund's shares are distributed by FAM Distributors, Inc., an affiliate of Merrill Lynch.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                 17

[ICON]  YOUR ACCOUNT

The table below summarizes key features of the Merrill Lynch Select Pricing(SM) System.

                       CLASS A                                       CLASS B                 CLASS C               CLASS D
------------------------------------------------------------------------------------------------------------------------------------
  Availability       Limited to certain                          Generally available     Generally available   Generally available
                     investors                                   through Merrill         through Merrill       through Merrill
                     including:                                  Lynch. Limited          Lynch. Limited        Lynch. Limited
                      -  Current                                 availability            availability          availability through
                         Class A shareholder                     through selected        through selected      selected securities
                      -  Certain                                 securities dealers      securities dealers    dealers and other
                         Retirement Plans                        and other financial     and other financial   financial
                      -  Participants in                         intermediaries.         intermediaries.       intermediaries.
                         certain Merrill Lynch- sponsored
                         programs
                      - Certain affiliates of
                        Merrill Lynch, selected securities
                        dealers and other financial
                        intermediaries.
------------------------------------------------------------------------------------------------------------------------------------
  Initial Sales        Yes. Payable at                           No. Entire purchase     No. Entire purchase   Yes. Payable at time
  Charge?              time of purchase.                         price is invested       price is invested     of purchase. Lower
                       Lower sales                               in shares of the        in shares of the      sales charges
                       charges available                         Fund.                   Fund.                 available for larger
                       for larger                                                                              investments.
                       investments.
------------------------------------------------------------------------------------------------------------------------------------
  Deferred Sales       No. (May be                               Yes. Payable if you     Yes. Payable if you   No. (May be charged
  Charge?              charged for                               redeem within six       redeem within one     for purchases over
                       purchases over $1                         years of purchase.      year of purchase.     $1 million that are
                       million that are                                                                        redeemed within one
                       redeemed within                                                                         year.)
                       one year.)
------------------------------------------------------------------------------------------------------------------------------------
  Account              No.                                       0.25% Account           0.25% Account         0.25% Account
  Maintenance and                                                Maintenance Fee.        Maintenance Fee.      Maintenance Fee. No
  Distribution Fees?                                             0.75% Distribution      0.75% Distribution    Distribution Fee.
                                                                 Fee.                    Fee.
------------------------------------------------------------------------------------------------------------------------------------
  Conversion to        No.                                       Yes, automatically      No.                   N/A
  Class D shares?                                                after approximately
                                                                 eight years.
------------------------------------------------------------------------------------------------------------------------------------

18                                 MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.



RIGHT OF ACCUMULATION -- permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Merrill Lynch mutual funds that offer Select Pricing(SM) options.

LETTER OF INTENT -- permits you to pay the sales charge that would be applicable if you add up all shares of Merrill Lynch Select Pricing(SM) System funds that you agree to buy within a 13 month period. Certain restrictions apply.

CLASS A AND CLASS D SHARES -- INITIAL SALES CHARGE OPTIONS

If you select Class A or Class D shares, you will pay a sales charge at the time of purchase as shown in the following table.

  OUR INVESTMENT

                                                                                               DEALER
                                                                                            COMPENSATION
                                           AS A % OF                AS A % OF                 AS A % OF
                                        OFFERING PRICE           YOUR INVESTMENT*          OFFERING PRICE
---------------------------------------------------------------------------------------------------------
Less than $25,000                           5.25%                    5.54%                     5.00%
---------------------------------------------------------------------------------------------------------
 $25,000 but less
 than $50,000                                4.75%                    4.99%                     4.50%
---------------------------------------------------------------------------------------------------------
 $50,000 but less
 than $100,000                               4.00%                    4.17%                     3.75%
---------------------------------------------------------------------------------------------------------
 $100,000 but less
 than $250,000                               3.00%                    3.09%                     2.75%
---------------------------------------------------------------------------------------------------------
 $250,000 but less
 than $1,000,000                             2.00%                    2.04%                     1.80%
---------------------------------------------------------------------------------------------------------
 $1,000,000 and over**                       0.00%                    0.00%                     0.00%
---------------------------------------------------------------------------------------------------------

     *     Rounded to the nearest one-hundredth percent.

     ** If you invest $1,000,000 or more in Class A or Class D shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class A and Class D shares by certain employer sponsored retirement or savings plans.

No initial sales charge applies to Class A or Class D shares that you buy through reinvestment of dividends.

A reduced or waived sales charge on a purchase of Class A or Class D shares may apply for:

     -     Purchases under a RIGHT OF ACCUMULATION or LETTER OF INTENT

     -     Merrill Lynch Blueprint(SM) Program participants

     - TMASM Managed Trusts - Certain Merrill Lynch investment or central asset accounts

     -     Certain employer-sponsored retirement or savings plans

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                  19

[ICON]  YOUR ACCOUNT

     - Purchases using proceeds from the sale of certain Merrill Lynch closed-end funds under certain circumstances

     - Certain investors, including directors or trustees of Merrill Lynch mutual funds and Merrill Lynch employees

     - Certain fee-based programs of Merrill Lynch and other financial intermediaries that have agreements with the Distributor or its affiliates


Only certain investors are eligible to buy Class A shares. Your Merrill Lynch Financial Advisor can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A shares since Class D shares are subject to a 0.25% account maintenance fee, while Class A shares are not.


If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Funds' Transfer Agent at 1-800-MER-FUND.

CLASS B AND CLASS C SHARES -- DEFERRED SALES CHARGE OPTIONS

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within six years after purchase or Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.75% and account maintenance fees of 0.25% each year under distribution plans that each Fund has adopted under Rule 12b-1. Because these fees are paid out of the Funds' assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charge and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

20                    MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

CLASS B SHARES

If you redeem Class B shares within six years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:


                   YEARS SINCE PURCHASE                  SALES CHARGE*
--------------------------------------------------------------------------------
                        0-1                                  4.00%
--------------------------------------------------------------------------------
                        1-2                                  4.00%
--------------------------------------------------------------------------------
                        2-3                                  3.00%
--------------------------------------------------------------------------------
                        3-4                                  3.00%
--------------------------------------------------------------------------------
                        4-5                                  2.00%
--------------------------------------------------------------------------------
                        5-6                                  1.00%
--------------------------------------------------------------------------------
                        6 and thereafter                     0.00%
--------------------------------------------------------------------------------

   * The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired by dividend reinvestment are not subject to a deferred sales charge. For shares acquired before June 1, 2001, the four-year deferred sales charge schedule in effect at that time will apply. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

     - Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old

     - Redemption by certain eligible 401(a) and 401(k) plans, certain related accounts, group plans participating in the Merrill Lynch Blueprint(SM) Program and certain retirement plan rollovers

     - Redemption in connection with participation in certain fee-based programs of Merrill Lynch or other financial intermediaries that have agreements with the Distributor or its affiliates, or in connection with involuntary termination of an account in which Fund shares are held

     - Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year after death or disability or, if later, reasonably promptly following completion of probate

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                  21

[ICON]  YOUR ACCOUNT

     - Withdrawal through the Merrill Lynch Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established

Your Class B shares convert automatically into Class D shares approximately eight years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B shares to Class D shares is not a taxable event for Federal income tax purposes.


Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Funds' eight year conversion schedule will apply. If you exchange your Class B shares in a Fund for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

CLASS C SHARES

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.


Class C shares do not offer a conversion privilege.

22                      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
--------------------------------------------------------------------------------

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Advisor may help you with this decision.

Because of the high costs of maintaining smaller shareholder accounts, a Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before a Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before a Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                 23

[ICON]  YOUR ACCOUNT


IF YOU WANT TO         YOUR CHOICES                                          INFORMATION IMPORTANT FOR YOU TO KNOW
---------------------------------------------------------------------------------------------------------------------------------
Buy Shares        First, select the share class                     Please refer to the Merrill Lynch Select Pricing(SM)
                  appropriate for you                               System table on page 18. Be sure to read this
                                                                    prospectus carefully.
                  Next, determine the amount of
                  your investment                                   The minimum initial investment for each Fund is $1,000
                                                                    for all accounts except:

                                                                      - $250 for certain Merrill Lynch fee-based programs

                                                                      - $100 for retirement plans


                                                                    (The minimums for initial investments may be
                                                                    waived under certain circumstances.)


                  Have your Merrill Lynch                           The price of your shares is
                  Financial Advisor, selected                       based on the next calculation
                  securities dealer  or other                       of net asset value after your order is
                  financial intermediary submit                     or other placed. Any purchase orders placed prior to the
                  your purchase order                               close of business on the New York Stock Exchange
                                                                    (generally, your purchase order 4:00 p.m. Eastern time)
                                                                    will be priced at the net
                                                                    asset value determined that day.
                                                                    Certain financial intermediaries,
                                                                    however, may require submission of
                                                                    orders prior to that time.


                                                                    Purchase orders placed after that time will be
                                                                    priced at the net asset value determined on the
                                                                    next business day. The Funds may reject any order
                                                                    to buy shares and may suspend the sale of shares
                                                                    at any time. Selected securities dealers or other
                                                                    financial intermediaries, including Merrill Lynch,
                                                                    may charge a processing fee to confirm a purchase.
                                                                    Merrill Lynch currently charges a fee of $5.35.


                  Or contact the Transfer Agent                     To purchase shares directly, call the Transfer Agent at
                                                                    1-800-MER-FUND and request a purchase application. Mail the completed purchase application to the Transfer Agent at the address on the inside back cover of this prospectus.


Add to Your       Purchase additional shares                        The minimum investment for additional purchases is
Investment                                                          generally $50 except that retirement plans have a
                                                                    minimum additional purchase of $1 and certain
                                                                    programs, such as automatic investment plans, may
                                                                    have higher minimums.


                                                                    (The minimums for additional purchases may be
                                                                    waived under certain circumstances.)


                  Acquire additional shares                         All dividends are automatically
                     through the automatic                          reinvested without sales charge.
                  dividend reinvestment plan



                  Participate in the automatic investment plan      You may invest a specific amount on a
                                                                    periodic basis through certain Merrill
                                                                    Lynch investment or central asset accounts.



24                     MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.


IF YOU WANT TO         YOUR CHOICES                                          INFORMATION IMPORTANT FOR YOU TO KNOW
---------------------------------------------------------------------------------------------------------------------------------
Transfer Shares to     Transfer to a participating
Another Securities     securities dealer or other                            You may transfer your Fund shares only to another
Dealer or Other        financial intermediary                                securities dealer that has entered into an agreement
Financial                                                                    with the Distributor. Certain shareholder services may
Intermediary                                                                 not be available for the transferred shares. You may
                                                                             only purchase additional shares of funds previously
                                                                             owned before the transfer. All future trading of these
                                                                             shares must be coordinated by the receiving firm.

                       Transfer to a
                       non-participating securities                          You must either:
                       dealer or other financial                             -  Transfer your shares to an account with the
                       intermediary                                             Transfer Agent; or

                                                                             -  Sell your Shares, paying any
                                                                                applicable deferred sales charge.
Sell Your Shares       Have your Merrill Lynch
                       Financial Advisor, selected                          The price of your shares is based on the
                       securities dealer                                    next calculation of net asset value after your
                       financial intermediary submit                        order is  placed. For your redemption request
                       your sales order                                     to be priced at the net asset value on the day of
                                                                            your request, you must submit your request to your
                                                                            dealer or other financial intermediary prior to that
                                                                            day's close of business on the New York Stock Exchange
                                                                            (generally 4:00 p.m. Eastern time). Certain
                                                                            financial intermediaries, however, may require
                                                                            submission of orders prior to that time. Any
                                                                            redemption request placed after that time will be
                                                                            priced at the net asset value at the close of
                                                                            business on the next business day.


                                                                            Securities dealers or other financial
                                                                            intermediaries, including Merrill Lynch, may
                                                                            charge a fee to process a redemption of shares.
                                                                            Merrill Lynch currently charges a fee of $5.35. No
                                                                            processing fee is charged if you redeem shares
                                                                            directly through the Transfer Agent.



                                                                            The Funds may reject an order to sell shares under
                                                                            certain circumstances.



                       Sell through the Transfer
                       Agent                                                 You may sell shares held at the Transfer Agent by
                                                                             writing to the Transfer Agent at the address on the
                                                                             inside back cover of this prospectus. All shareholders
                                                                             on the account must sign the letter. A signature
                                                                             guarantee generally will be required but may be waived
                                                                             in certain limited circumstances. You can obtain a
                                                                             signature guarantee from a bank, securities dealer,
                                                                             securities broker, credit union, savings association,
                                                                             national securities exchange and registered securities
                                                                             association. A notary public seal will not be
                                                                             acceptable. If you hold stock certificates, return the
                                                                             certificates with the letter. The Transfer Agent will
                                                                             normally mail redemption proceeds within seven days
                                                                             following receipt of a properly completed request. If
                                                                             you make a redemption request before a Fund has
                                                                             collected payment for the purchase of shares, the Fund
                                                                             or the Transfer Agent may delay mailing your proceeds.
                                                                             This delay usually will not exceed ten days.

                                                                             You may also sell shares held at the Transfer
                                                                             Agent by telephone request if the amount being
                                                                             sold is less than $50,000 and if certain other
                                                                             conditions are met. Contact the Transfer Agent at
                                                                             1-800-MER-FUND for details.


                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                 25

[ICON]  YOUR ACCOUNT


IF YOU WANT TO         YOUR CHOICES                                          INFORMATION IMPORTANT FOR YOU TO KNOW
---------------------------------------------------------------------------------------------------------------------------------
Sell Shares            Participate in a Fund's
Systematically         Systematic Withdrawal Plan                            You can choose to receive systematic payments from
                                                                             your Fund account either by check or through direct
                                                                             deposit to your bank account on a monthly or quarterly
                                                                             basis. If you hold your Fund shares in a Merrill Lynch
                                                                             CMA(R), CBA(R) or Retirement Account you can arrange
                                                                             for systematic redemptions of a fixed dollar amount on
                                                                             a monthly, bi-monthly, quarterly, semi-annual or
                                                                             annual basis, subject to certain conditions. Under
                                                                             either method you must have dividends automatically
                                                                             reinvested. For Class B and Class C shares your total
                                                                             annual withdrawals cannot be more than 10% per year of
                                                                             the value of your shares at the time your plan is
                                                                             established. The deferred sales charge is waived for
                                                                             systematic redemptions. Ask your Merrill Lynch
                                                                             Financial Advisor or other financial intermediary for
                                                                             details.
Exchange Your Shares   Select the fund into which
                       you want to exchange. Be sure                         You can exchange your shares of a Fund for shares of
                       to read that fund's prospectus                        many other Merrill Lynch mutual funds. You must have
                                                                             held the shares used in the exchange for at least
                                                                             15 calendar days before you can exchange to
                                                                             another fund.


                                                                             Each class of Fund shares is generally
                                                                             exchangeable for shares of the same class of
                                                                             another Merrill Lynch fund. If you own Class A
                                                                             shares and wish to exchange into a fund in which
                                                                             you have no Class A shares (and are not eligible
                                                                             to purchase Class A shares), you will exchange
                                                                             into Class D shares.


                                                                             Some of the Merrill Lynch mutual funds impose a
                                                                             different initial or deferred sales charge
                                                                             schedule. If you exchange Class A or Class D
                                                                             shares for shares of a fund with a higher initial
                                                                             sales charge than you originally paid, you will be
                                                                             charged the difference at the time of exchange. If
                                                                             you exchange Class B shares for shares of a fund
                                                                             with a different deferred sales charge schedule,
                                                                             the higher schedule will generally apply. The time
                                                                             you hold Class B or Class C shares in both funds
                                                                             will count when determining your holding period
                                                                             for calculating a deferred sales charge at
                                                                             redemption. If you exchange Class A or Class D
                                                                             shares for money market fund shares, you will
                                                                             receive Class A shares of Summit Cash Reserves
                                                                             Fund. Class B or Class C shares of a Fund will be
                                                                             exchanged for Class B shares of Summit.

                                                                             To exercise the exchange privilege contact your
                                                                             Merrill Lynch Financial Advisor or other financial
                                                                             intermediary or call the Transfer Agent at
                                                                             1-800-MER-FUND.


                                                                             Although there is currently no limit on the number
                                                                             of exchanges that you can make, the exchange
                                                                             privilege may be modified or terminated at any
                                                                             time in the future.


26                       MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

NET ASSET VALUE -- the market value of a Fund's total assets after deducting liabilities, divided by the number of shares outstanding.

Short-term or excessive trading into and out of a Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, a Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion, have a pattern of short-term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in that Fund or other Merrill Lynch funds, and accounts under common ownership or control.

HOW SHARES ARE PRICED

When you buy shares, you pay the NET ASSET VALUE, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Funds calculate their net asset value (generally by using market quotations) each day the New York Stock Exchange is open, as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. If events that materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, these securities may be valued at their fair value. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by the Funds may trade on weekends or other days when the Funds do not price their shares. As a result, the Funds' net asset value may change on days when you will not be able to purchase or redeem Fund shares.


The Funds may accept orders from certain authorized financial intermediaries or their designees. The Funds will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be cancelled and the financial intermediary could be held liable for any losses.

Generally, Class A shares will have the highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Also, dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                 27

[ICON]  YOUR ACCOUNT

DIVIDENDS -- ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

PARTICIPATION IN FEE-BASED PROGRAMS
--------------------------------------------------------------------------------
If you participate in certain fee-based programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of a Fund's shares or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary.

DIVIDENDS AND TAXES

The Funds will distribute net investment income and net realized capital gains at least annually. The Funds may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. If you would like to receive DIVIDENDS in cash, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Transfer Agent. Although this cannot be predicted with any certainty, each Fund anticipates that the majority of its dividends, if any, will consist of capital gains. Capital gains may be taxable to you at different rates depending, in part, on how long a Fund held the assets sold.

28                       MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

"BUYING A DIVIDEND"

Unless your investment is in a tax-deferred account, you may want to avoid buying shares shortly before a Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed ordinary income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax adviser.

You will pay tax on dividends from a Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund you generally will be treated as having sold your shares, and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates than ordinary income dividends.

If you are neither a lawful permanent resident nor a citizen of the United States or if you are a foreign entity, a Fund's ordinary income dividends (which include distributions of net short-term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

Dividends and interest received by the Funds may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.


This section summarizes some of the consequences under current Federal tax law of an investment in a Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in a Fund under all applicable tax laws.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                 29

MANAGEMENT OF THE FUNDS   [ICON]

FUND ASSET MANAGEMENT

Fund Asset Management, the Funds' Investment Adviser, manages each Portfolio's investments under the overall supervision of the Board of Trustees of the Master Large Cap Series Trust. The Investment Adviser has the responsibility for making all investment decisions for the Funds. The Investment Adviser has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited, an affiliate, under which the Investment Adviser may pay a fee for services it receives. The Trust pays the Investment Adviser a fee at the annual rate of 0.50% of the average daily net assets of the Trust. The Funds each pay the Investment Adviser an administrative fee at the annual rate of 0.25% of the average daily net assets of the respective Fund. Fund Asset Management was organized as an investment adviser in 1976 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates, including Merrill Lynch Investment Managers, had approximately $529 billion in investment company and other portfolio assets under management as of November 2001.

MASTER/FEEDER STRUCTURE

Each Fund is a series of Merrill Lynch Large Cap Series Funds, Inc. and is a "feeder" fund that invests all of its assets in a corresponding "master" portfolio of the Master Large Cap Series Trust. (Except where indicated, this prospectus uses the term "Fund" to mean a feeder fund and its Portfolio taken together.) Investors in a Fund will acquire an indirect interest in the corresponding Portfolio.

Each Portfolio accepts investments from other feeder funds, and all the feeders of a given Portfolio bear the portfolio's expenses in proportion to their assets. This structure may enable the Funds to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio from different feeders may offset each other and produce a lower net cash flow.

However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the same Portfolio on more attractive terms, or could experience better performance, than another feeder.

 30                       MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Whenever a Portfolio holds a vote of its feeder funds, the Fund investing in that Portfolio will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than a Fund over the operations of its Portfolio.

A Fund may withdraw from its master portfolio at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                 31

[ICON]  MANAGEMENT OF THE FUNDS

FINANCIAL HIGHLIGHTS


The Financial Highlights tables are intended to help you understand each Fund's financial performance for the periods shown. Certain information reflects the financial results for a single Fund share. The total returns in each table represent the rate an investor would have earned or lost on an investment in that Fund (assuming reinvestment of all dividends). The information has been audited by Deloitte & Touche LLP, whose report, along with each Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.


LARGE CAP GROWTH FUND

                                  Class A                   Class B                   Class C                    Class D
                          ----------------------    -----------------------    ----------------------     -----------------------
                                          For the                    For the                   For the                   For the
                                         Period                     Period                    Period                     Period
                            For the    December 22,    For the     December 22,   For the    December 22,    For the    December 22,
                          Year Ended    1999+ to     Year Ended     1999+ to    Year Ended     1999+ to    Year Ended     1999+ to
                          October 31,  October 31,   October 31,   October 31,  October 31,   October 31,  October 31,  October 31,
                             2001         2000         2001          2000        2001          2000         2001          2000
------------------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in
Net Asset Value:
------------------------------------------------------------------------------------------------------------------------------------
  Per Share Operating
  Performance:
------------------------------------------------------------------------------------------------------------------------------------
  Net asset value,
  beginning of period       $11.35      $10.00        $11.26         $10.00     $11.25        $10.00        $11.32       $10.00
------------------------------------------------------------------------------------------------------------------------------------
  Investment loss -- net      (.06)++     (.02)         (.14)++        (.01)      (.14)++       (.01)         (.07)++      (.01)
------------------------------------------------------------------------------------------------------------------------------------
  Realized and
  unrealized gain (loss)
  on investments from
  the Portfolio -- net       (3.78)       1.37           (3.75)        1.27      (3.75)         1.26         (3.78)        1.33
------------------------------------------------------------------------------------------------------------------------------------
 Total from investment
 operations                (3.84)       1.35           (3.89)        1.26      (3.89)         1.25         (3.85)        1.32
------------------------------------------------------------------------------------------------------------------------------------
  Less distributions in
  excess of realized gain
  on investments from
  the Portfolio -- net        (.01)         --              -- ##        --         -- ##         --            -- ##        --
------------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end
 of period                  $7.50      $11.35           $7.37       $11.26      $7.36        $11.25         $7.47       $11.32
------------------------------------------------------------------------------------------------------------------------------------
 Total Investment
 Return:**
------------------------------------------------------------------------------------------------------------------------------------
  Based on net asset
  value per share           (33.89%)   13.50%#          (34.54%)      12.60%#   (34.56%)       12.50 %#     (33.98%)      13.20%#
------------------------------------------------------------------------------------------------------------------------------------
  Ratios to Average
  Net Assets:
------------------------------------------------------------------------------------------------------------------------------------
  Expenses, net of
  reimbursement+++            1.14%       1.38%*          2.17%        2.56%*     2.17%         2.56%*        1.38%        1.74%*
------------------------------------------------------------------------------------------------------------------------------------
  Expenses+++                 1.14%       4.77%*          2.17%        4.14%*     2.17%         4.16%*        1.38%        3.94%*
------------------------------------------------------------------------------------------------------------------------------------
  Investment loss -- net      (.65%)     (1.04%)*      (1.67%)        (1.82%)*   (1.68%)       (1.83%)*       (.90%)      (1.14%)*
------------------------------------------------------------------------------------------------------------------------------------
  Supplemental Data:
------------------------------------------------------------------------------------------------------------------------------------
  Net assets, end of
  period (in thousands)    $23,112     $18,859       $70,428        $47,370    $39,167       $23,736       $15,032       $7,540
------------------------------------------------------------------------------------------------------------------------------------
  Portfolio turnover
  from the Portfolio        230.34%      94.75%       230.34%         94.75%    230.34%        94.75%       230.34%       94.75%
------------------------------------------------------------------------------------------------------------------------------------



 *   Annualized.

 **  Total investment returns exclude the effects of sales charges.

 +   Commencement of operations.

 ++  Based on average shares outstanding.

 +++ Includes the Fund's share of the Portfolio's allocated expenses.

 #   Aggregate total investment return.

 ##  Amount is less than $.01 per share.

32                    MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

LARGE CAP VALUE FUND

                                  Class A                   Class B                   Class C                    Class D
                          -------------------------- -------------------------- -------------------------- -------------------------
                                         For the                    For the                    For the                    For the
                                         Period                      Period                     Period                     Period
                            For the    December 22,    For the     December 22,   For the    December 22,    For the    December 22,
                          Year Ended     1999+ to     Year Ended    1999+ to    Year Ended     1999+ to     Year Ended    1999+ to
                          October 31,  October 31,    October 31,  October 31,  October 31,   October 31,   October 31,  October 31,
                             2001         2000           2001         2000         2001          2000         2001          2000
------------------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in
Net Asset Value:

Per Share Operating
Performance:

Net asset value,
beginning of period           $11.64       $10.00        $11.54       $10.00       $11.54        $10.00        $11.61      $10.00

Investment income
(loss) -- net                    .07++         --##        (.04)++      (.01)        (.04)++       (.01)          .04++        --##

Realized and unrealized
gain (loss) on
investments from the
Portfolio -- net               (1.03)        1.64         (1.02)        1.55        (1.02)         1.55         (1.02)       1.61

Total from investment
operations                      (.96)        1.64         (1.06)        1.54        (1.06)         1.54          (.98)       1.61

Less dividends from
return of capital -- net        (.01)          --            --##         --           --##          --          (.01)         --

Net asset value, end
of period                     $10.67       $11.64        $10.48       $11.54       $10.48        $11.54        $10.62      $11.61

Total Investment
Return:**

Based on net asset
value per share                (8.21%)      16.40%#       (9.18%)      15.40%#      (9.18%)       15.40%#       (8.43%)     16.10%#

Ratios to Average
Net Assets:

Expenses, net of
reimbursement+++                1.04%        1.32%*        2.07%        2.55%*       2.07%         2.54%*        1.29%       1.74%*

Expenses+++                     1.04%        5.32%*        2.07%        3.91%*       2.07%         4.05%*        1.29%       3.78%*

Investment income
(loss) -- net                    .60%        (.07%)*       (.44%)      (1.05%)*      (.45%)       (1.04%)*        .32%       (.25%)*

Supplemental Data:

Net assets, end of
period (in thousands)        $42,641      $16,211      $167,613      $36,037      $77,901       $15,885       $37,190      $8,377

Portfolio turnover
from the Portfolio            168.54%       81.99%       168.54%       81.99%      168.54%        81.99%       168.54%      81.99%


  *     Annualized.

 **     Total investment returns exclude the effects of sales charges.

  +     Commencement of operations.

 ++     Based on average shares outstanding.

+++     Includes the Fund's share of the Portfolio's allocated expenses.

  #     Aggregate total investment return.

 ##     Amount is less than $.01 per share.



                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.                 33

[ICON]  MANAGEMENT OF THE FUNDS

FINANCIAL HIGHLIGHTS (concluded)

LARGE CAP CORE FUND

                                  Class A                   Class B                   Class C                    Class D
                          -------------------------- -------------------------- -------------------------- -------------------------
                                         For the                    For the                    For the                    For the
                                         Period                      Period                     Period                     Period
                            For the    December 22,    For the     December 22,   For the    December 22,    For the    December 22,
                          Year Ended     1999+ to     Year Ended    1999+ to    Year Ended     1999+ to     Year Ended    1999+ to
                          October 31,  October 31,    October 31,  October 31,  October 31,   October 31,   October 31,  October 31,
                             2001         2000           2001         2000         2001          2000         2001          2000
------------------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in
Net Asset Value:

Per Share Operating
Performance:

Net asset value,
beginning of period           $11.77       $10.00        $11.67       $10.00       $11.67        $10.00      $11.74        $10.00

Investment income
(loss) -- net                    .02++       (.01)         (.08)++      (.01)        (.08)++       (.01)         --++##        --##

Realized and unrealized
gain (loss) on
investments from the
Portfolio -- net               (2.69)        1.78         (2.66)        1.68        (2.66)         1.68       (2.68)         1.74

Total from investment
operations                     (2.67)        1.77         (2.74)        1.67        (2.74)         1.67       (2.68)         1.74

Less distributions in
excess of realized gain
on investments from the
Portfolio -- net                  --##         --            --##         --           --##          --          --##          --

Net asset value,
end of period                  $9.10       $11.77         $8.93       $11.67        $8.93        $11.67       $9.06        $11.74

Total Investment
Return:**

Based on net asset
value per share               (22.65%)      17.70%#      (23.47%)      16.70%#     (23.47%)       16.70%#    (22.80%)       17.40%#

Ratios to Average
Net Assets:
Expenses, net of
reimbursement+++                1.05%        1.21%*        2.06%        2.37%*       2.07%         2.35%*      1.32%         1.59%*

Expenses+++                     1.05%        3.11%*        2.06%        2.70%*       2.07%         2.80%*      1.32%         2.10%*

Investment income
(loss) -- net                    .21%        (.52%)*       (.80%)      (1.33%)*      (.81%)       (1.34%)*     (.05%)        (.59%)*

Supplemental Data:

Net assets, end of period
(in thousands)               $76,674      $33,886      $159,287      $85,036      $86,694       $41,028     $84,891       $25,627

Portfolio turnover
from the Portfolio            162.28%       79.18%       162.28%       79.18%      162.28%        79.18%     162.28%        79.18%

  *     Annualized.

 **     Total investment returns exclude the effects of sales charges.

  +     Commencement of operations.

 ++     Based on average shares outstanding.

+++     Includes the Fund's share of the Portfolio's allocated expenses.

  #     Aggregate total investment return.

 ##     Amount is less than $.01 per share.



34                 MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

                                    POTENTIAL
                                    INVESTORS

            [1]                                                                               [2]
                                           Open an account (two options)
       MERRILL LYNCH                                                                     TRANSFER AGENT
     FINANCIAL ADVISOR
    OR SECURITIES DEALER                                                          Financial Data Services, Inc.

Advises shareholders on their Fund                                                   ADMINISTRATIVE OFFICES
investments.                                                                       4800 Deer Lake Drive East
                                                                                Jacksonville, Florida 32246-6484

                                                                                         MAILING ADDRESS
                                                                                         P.O. Box 45289
                                                                                Jacksonville, Florida 32232-5289

                                                                               Performs recordkeeping and reporting
                                                                                           services.

                                                  DISTRIBUTOR

                                              FAM DISTRIBUTORS, INC.
                                                  P.O. Box 9081
                                              Princeton, New Jersey
                                                   08543-9081

                                          Arranges for the sale of Fund
                                                      shares.

          COUNSEL                                   THE FUNDS                              CUSTODIAN

     SIDLEY AUSTIN BROWN                          The Board of                   BROWN BROTHERS HARRIMAN & CO.
         & WOOD LLP                            Trustees/Directors                       40 Water Street
      875 Third Avenue                         oversees the Funds.                Boston, Massachusetts 02109
   New York, New York 10022
                                                                                   Holds the Funds' assets for
Provides legal advice to the Funds.                                                       safekeeping.



     INDEPENDENT AUDITORS                          ACCOUNTING                           INVESTMENT ADVISER
                                               SERVICES PROVIDER
     DELOITTE & TOUCHE LLP                                                         FUND ASSET MANAGEMENT, L.P.
  Two World Financial Center                     STATE STREET BANK                    ADMINISTRATIVE OFFICES
   New York, New York 10281-                     AND TRUST COMPANY                    800 Scudders Mill Road
            1008                               500 College Road East               Plainsboro, New Jersey 08536
                                            Princeton, New Jersey 08540                   MAILING ADDRESS
      Audits the financial                                                                 P.O. Box 9011
       statements of the                   Provides certain accounting          Princeton, New Jersey 08543-9011
      Funds on behalf of                      services to the Funds.                      TELEPHONE NUMBER
       the shareholders.                                                                   1-800-MER-FUND

                                                                                  Manages the Funds' day-to-day
                                                                                             activities.

                                                                                       MERRILL LYNCH ASSET
                                                                                            MANAGEMENT
                                                                                           U.K. LIMITED
                                                                                     33 King William Street
                                                                                    London EC4R 9AS, England

                                                                                    Sub-Advisor to the Funds.


                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

FOR MORE INFORMATION   [ICON]

SHAREHOLDER REPORTS

Additional information about each Fund's investments will be available in the Funds' annual and semi-annual reports to shareholders. In the Fund's annual report you will find a discussion of the market conditions and investment strategies that significantly affected each Fund's performance during its last fiscal year. You may obtain these reports at no cost by calling 1-800-MER-FUND.

Each Fund will send you one copy of each shareholder report and certain other mailings, regardless of the number of Fund accounts you have. To receive separate shareholder reports for each account, call your Merrill Lynch Financial Advisor or other intermediary, or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and Merrill Lynch brokerage or mutual fund account number. If you have any questions, please call your Merrill Lynch Financial Advisor or other intermediary, or call the Transfer Agent at 1-800-MER-FUND.

STATEMENT OF ADDITIONAL INFORMATION

The Funds' Statement of Additional Information contains further information about the Funds and is incorporated by reference (legally considered to be part of this Prospectus). You may request a free copy by writing the Funds at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289 or by calling 1-800-MER-FUND.

Contact your Merrill Lynch Financial Advisor or other intermediary, or contact the Funds at the telephone number or address indicated above if you have any questions.

Information about the Funds (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet Site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM INFORMATION CONTAINED IN THIS PROSPECTUS.

Investment Company Act File #811-09637

Code #19076-01-02

(C)Fund Asset Management L.P.


                                   PROSPECTUS


[LOGO]   MERRILL LYNCH
Investment Managers


Merrill Lynch Large Cap Series Funds, Inc.

Merrill Lynch Large Cap Growth Fund
Merrill Lynch Large Cap Value Fund
Merrill Lynch Large Cap Core Fund

                                                                January 14, 2002